First Watch Restaurant Group, Inc. Reports Q2 2024 Financial Results
Total revenues increased 19.5%
Income from operations margin improved 110 basis points and Restaurant level operating profit margin improved 100 basis points
Net income increased 12% to $8.9 million and Adjusted EBITDA increased 37% to $35.3 million
7 new system-wide restaurants opened across 6 states

BRADENTON, Fla. — August 6, 2024 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended June 30, 2024 (“Q2 2024”).

“We are pleased with our second quarter results and proud of our teams for delivering exceptional experiences for our customers and employees. Amidst a challenging backdrop, which we view as transitory, we are operating our restaurants at a very high level and with tremendous efficiency, as exemplified by our adjusted EBITDA growth, high customer satisfaction scores, improved employee turnover and accelerated ticket times,” said Chris Tomasso, First Watch CEO and President. “Our future growth plans remain as strong as ever, with new restaurants overall and by vintage meeting or exceeding our AUV and capital return targets, and we have more than 130 new sites in the pipeline.”

Highlights for Q2 2024 compared to Q2 2023*:

•Total revenues increased 19.5% to $258.6 million in Q2 2024 from $216.3 million in Q2 2023
•System-wide sales increased 10.1% to $299.0 million in Q2 2024 from $271.5 million in Q2 2023
•Same-restaurant sales growth of negative 0.3% and same-restaurant traffic growth of negative 4.0%*
•Income from operations margin increased to 6.4% in Q2 2024 from 5.3% in Q2 2023
•Restaurant level operating profit margin** increased to 21.9% in Q2 2024 from 20.9% in Q2 2023
•Net income increased to $8.9 million, or $0.14 per diluted share, in Q2 2024 from $8.0 million, or $0.13 per diluted share, in Q2 2023
•Adjusted EBITDA** increased to $35.3 million in Q2 2024 from $25.8 million in Q2 2023
•Opened 7 system-wide restaurants in 6 states, resulting in a total of 538 system-wide restaurants (459 company-owned and 79 franchise-owned) across 29 states
•Acquired 21 operating franchise restaurants
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* Comparing the thirteen-week periods ended June 30, 2024 and July 2, 2023 in order to compare like-for-like periods. See “Key Performance Indicators” for additional information.
** See Non-GAAP Financial Measures Reconciliations section below.

For additional financial information related to the thirteen weeks ended June 30, 2024, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2024, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Updated Outlook Fiscal Year 2024

Based upon second quarter results and current trends, the Company updates the following guidance metrics for the 52-week fiscal year ending December 29, 2024:

•Same-restaurant sales growth in a range of negative 2.0%-to-flat with same restaurant traffic growth in the negative mid-single digits
•Total of 52-56 new system-wide restaurants, net of 2 company-owned restaurant closures (45 to 48 new company-owned restaurants and 9 to 10 new franchise-owned restaurants)
•Blended tax rate of 31.0% to 33.0%

The Company confirms the following guidance metrics for the 52-week fiscal year ending December 29, 2024:

•Total revenue growth in the range of 17.0% to 19.0%(1)
•Adjusted EBITDA(2) in the range of $106.0 million to $112.0 million(1)
•Capital expenditures in the range of $125.0 million to $135.0 million invested primarily in new restaurant projects and planned remodels(3)
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(1) Includes net impact of approximately 7.0% in total revenue growth and approximately $13.0 million in Adjusted EBITDA associated with completed acquisitions.
(2) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.
(3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q2 2024 on August 6, 2024 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of two options:

•Dial 201-389-0914, which will be answered by an operator
•Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended June 30, 2024 and July 2, 2023, there were 344 restaurants and 327 restaurants, respectively, in our Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended June 30, 2024 and July 2, 2023, there were 344 restaurants and 327 restaurants, respectively, in our Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch's chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the protein-packed Quinoa Power Bowl®, Farm Stand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Spiked Lavender Lemonade and its signature Million Dollar Bacon. In 2023, First Watch was named the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2023 and 2022, First Watch was named a Top 100 Most Loved Workplace® in Newsweek by the Best Practice Institute. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet, recognized with ADP's coveted Culture at Work Award. First Watch operates more than 535 First Watch restaurants in 29 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 31, 2023, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia and Ukraine war, Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

Non-GAAP Financial Measures Reconciliations

Adjusted EBITDA and Adjusted EBITDA margin - The following table reconciles Net income and Net income margin, the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Net income	$8,900	$7,959	$16,114	$17,319
Depreciation and amortization	14,536	9,441	26,807	18,558
Interest expense	3,381	2,037	5,980	3,944
Income taxes	4,879	2,032	7,678	6,590
EBITDA	31,696	21,469	56,579	46,411
Strategic costs (1)	161	208	396	513
Loss on extinguishment and modification of debt	—	—	428	—
Stock-based compensation (2)	2,452	2,125	4,318	3,622
Delaware Voluntary Disclosure Agreement Program (3)	67	45	75	412
Transaction expenses, net (4)	725	1,744	1,394	1,997
Insurance proceeds in connection with natural disasters, net (5)	—	(154)	—	(295)
Impairments and loss on disposal of assets (6)	153	299	272	433
Recruiting and relocation costs (7)	71	80	275	110
Severance costs (8)	—	—	178	26
Adjusted EBITDA	$35,325	$25,816	$63,915	$53,229

Total revenues	$258,561	$216,300	$501,010	$427,706
Net income margin	3.4%	3.7%	3.2%	4.0%
Adjusted EBITDA margin	13.7%	11.9%	12.8%	12.4%

Additional information
Deferred rent expense (9)	$406	$330	$749	$914
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(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability.
(5) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Income from operations	$16,447	$11,343	$28,733	$26,674
Less: Franchise revenues	(3,104)	(3,713)	(6,245)	(7,151)
Add:
General and administrative expenses	27,189	25,284	54,847	47,989
Depreciation and amortization	14,536	9,441	26,807	18,558
Transaction expenses, net (1)	725	1,744	1,394	1,997
Impairments and loss on disposal of assets (2)	153	299	272	433
Restaurant level operating profit	$55,946	$44,398	$105,808	$88,500

Restaurant sales	$255,457	$212,587	$494,765	$420,555
Income from operations margin	6.4%	5.3%	5.8%	6.3%
Restaurant level operating profit margin	21.9%	20.9%	21.4%	21.0%

Additional information
Deferred rent expense (3)	$357	$280	$650	$814
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(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED			TWENTY-SIX WEEKS ENDED
	JUNE 30, 2024	JUNE 25, 2023		JUNE 30, 2024		JUNE 25, 2023
Revenues:
Restaurant sales	$255,457	$212,587		$494,765		$420,555
Franchise revenues	3,104	3,713		6,245		7,151
Total revenues	258,561	216,300		501,010		427,706
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	55,803	47,692		107,987		94,319
Labor and other related expenses	83,841	70,602		163,576		139,175
Other restaurant operating expenses	37,549	32,182		74,341		63,878
Occupancy expenses	20,490	16,461		39,658		32,395
Pre-opening expenses	1,828	1,252		3,395		2,288
General and administrative expenses	27,189	25,284		54,847		47,989
Depreciation and amortization	14,536	9,441		26,807		18,558
Impairments and loss on disposal of assets	153	299		272		433
Transaction expenses, net	725	1,744		1,394		1,997
Total operating costs and expenses	242,114	204,957		472,277		401,032
Income from operations	16,447	11,343		28,733		26,674
Interest expense	(3,381)	(2,037)		(5,980)		(3,944)
Other income, net	713	685		1,039		1,179
Income before income taxes	13,779	9,991		23,792		23,909
Income tax expense	(4,879)	(2,032)		(7,678)		(6,590)
Net income	$8,900	$7,959		$16,114		$17,319

Net income	$8,900	$7,959		$16,114		$17,319
Other comprehensive loss:
Unrealized (loss) gain on derivatives	(99)	(160)		1,139		(160)
Income tax related to other comprehensive income	25	—		(284)		—
Comprehensive income	$8,826	$7,799	$6,907	$16,969	-2107	$17,159

Net income per common share - basic	$0.15	$0.13		$0.27		$0.29
Net income per common share - diluted	$0.14	$0.13		$0.26		$0.28
Weighted average number of common shares outstanding - basic	60,384,696	59,385,510		60,198,743		59,314,470
Weighted average number of common shares outstanding - diluted	62,464,424	60,944,836		62,507,183		60,770,441